Exhibit 10.11
EXECUTION VERSION

RELEASE OF SHARE PLEDGE AGREEMENT

This RELEASE OF SHARE PLEDGE AGREEMENT, dated as of August 24, 2009 (the "Release"), is among GRAN TIERRA ENERGY INC., a Nevada corporation (Registered No. C13734-2003) (the "Pledgor"), and STANDARD BANK PLC, as administrative agent under the Credit Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Credit Agreement) (in such capacity, the "Pledgee");

WHEREAS, the Pledgor is the direct and beneficial owner of all of the issued and outstanding shares of 1203647 ALBERTA INC., a corporation organized under the laws of the Province of Alberta (Corporate Access Number 2012036477) (the "Issuer");

WHEREAS, in order to secure its obligations under and in connection with that certain Credit Agreement, dated as of February 22, 2007 (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, Gran Tierra Columbia Energy, Ltd., Argosy Energy Corp., the lenders from time to time party thereto and the Pledgee, the Pledgor entered in that certain Share Pledge Agreement, dated as of February 22, 2007 (the "Share Pledge Agreement"), granting a security interest in the Pledged Property (herein defined as defined in the Share Pledge Agreement);

WHEREAS, in connection with the assignment and assumption of the Credit Agreement to a subsidiary of the Pledgor, the Pledgee has agreed to release the security interest in the Pledged Property created under the Share Pledge Agreement, pursuant to the terms and subject to the conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agree as follows:

Section 1.  Release of Security Interest. The Pledgee hereby releases and terminates its security interest granted under the Share Pledge Agreement in the Pledged Property. The Pledgee acknowledges and confirms that the Share Pledge Agreement is of no further force or effect and that the Pledgor is released from all covenants and obligations thereunder. The Pledgee shall execute and deliver to the Pledgor all releases or other documents reasonably necessary or desirable for the release of the security interest on the Pledged Property. Further, the Pledgee hereby specifically authorizes the Pledgor, or any agent of the Pledgor, including Blake, Cassels & Graydon LLP, to discharge all of the registrations related to the Pledged Property at any Personal Property Registry, including without limitation, registration number 07022132018 at the Alberta Personal Property Registry.

Section 2. Binding Effect. This Release and all of the provisions hereof shall be binding upon each party hereto and their respective successors and assigns.

 Section 3. Governing Law, Waivers and Consents.
(a) The validity, interpretation and enforcement of this Release and any dispute arising out of the relationship between the Pledgor and the Pledgee or any Secured Party, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Alberta and federal laws applicable in Alberta.

(b) The Pledgor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the courts of the Province of Alberta and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Release or in any way connected with or related or incidental to the dealings of the Pledgor and the Pledgee or any Secured Party in respect of this Release or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above.

(c) The Pledgor hereby irrevocably consents to the service of process out of any of the courts mentioned in Section 3(b) above in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid to the Pledgor at its address referred to in Section 12.02 of the Credit Agreement.

(d) THE PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS RELEASE OR ANY OF THE OTHER LOAN DOCUMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR THERETO IN RESPECT OF THIS RELEASE OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PLEDGOR, ANY SECURED PARTY OR THE PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS RELEASE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PLEDGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

Section 4. Further Assurances. Each party hereto agrees that it will, at any time and from time to time, upon the written request of any other party, do, make, execute and deliver, or cause to be done, made, executed and delivered, all such further releases, documents, financing statements, financing change statements, assignments, acts, matter and things as the requesting party may reasonably request in order to effect the purposes of this Release; provided that any such action undertaken by the Pledgee shall be at the sole cost and expense of the Pledgor.

Section 5. Counterparts. This Release may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Release by facsimile or electronic copy shall be effective as delivery of a manually executed counterpart of this Release.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGOR

GRAN TIERRA ENERGY INC.

By:	/s/ Martin Eden
Name: Martin Eden
Title: Chief Financial Officer

PLEDGEE

STANDARD BANK PLC

By:	/s/ Martin Revoredo

Name: Martin Revoredo
Title: Director

By:	/s/ Roderick L. Fraser

Name: Roderick L. Fraser
Title: Global Head of Oil & Gas, Renewables